UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                           SCHEDULE 14A
                         (Rule 14(a)-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

                     SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement.
[ ] Confidential, for use of the
    Commission only (as permitted by
    Rule 14a-6(e)(2)).
[X] Definitive proxy statement.
[ ] Definitive additional materials.
[ ] Soliciting material pursuant to Section 240.14a-12


                       UNICO, INCORPORATED
_____________________________________________________________________________
         (Name of Registrant as Specified in Its Charter)



_____________________________________________________________________________
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of filing fee (check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

_____________________________________________________________________________

(2) Aggregate number of securities to which transaction applies:

_____________________________________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

_____________________________________________________________________________
(4) Proposed maximum aggregate value of transaction:

_____________________________________________________________________________

(5) Total fee paid:
_____________________________________________________________________________

[ ] Fee paid previously with preliminary materials.

______________________________________________________________________________
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:
_____________________________________________________________________________


(2) Form, Schedule or Registration Statement No.:

_____________________________________________________________________________


(3) Filing Party:

_____________________________________________________________________________


(4) Date Filed:

_____________________________________________________________________________

                       UNICO, INCORPORATED,
                      an Arizona corporation

            NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD
                           May 21, 2004
________________________________________

TO THE SHAREHOLDERS OF UNICO, INCORPORATED:

A special meeting of shareholders of Unico, Incorporated ("Unico" or the "Company") will be held at 10:30 a.m. local time on May 21, 2004, at the Embassy Suites Hotel Convention Center located at 3600 Paradise Road, Las Vegas, Nevada, 89109. The following notice of meeting identifies each business item for your action. These items and the vote the board of directors recommends are:

                          ITEM                               RECOMMENDED VOTE

1.  Increase the number of Unico's authorized common shares, from one hundred million (100,000,000) to five hundred
    million (500,000,000) shares, and establish a class of
    preferred stock, with 20,000,000 shares authorized, with
    such preferences, limitations and relative rights as may
    be determined in the discretion of Unico's board of
    directors.                                                          FOR

2.  Ratify and approve the board of directors' actions to:
    (a) grant presently outstanding warrants to purchase
    up to 3,015,000 shares of the Company's common stock
    which were granted during 2002, 2003 and/or 2004; and
    (b) grant presently outstanding stock options to
    purchase up to 300,000 shares of the Company's common
    stock which were granted during June 2002.                          FOR

3.  Approve and authorize the sale of shares of Unico's common stock at prices to be established by the board of directors
    which may be below Unico's net asset value per share.               FOR

4.  To transact any other business which may properly come before       FOR
    the meeting and any adjournments or postponements thereof.

Only shareholders of record shown on the books of Unico at the close of business on April 19, 2004 will be entitled to vote at the meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please sign, date and return your proxy in the return envelope provided as soon as possible. Please mail your completed and signed proxy on or before May 17, 2004 so that we will receive it prior to the special meeting of shareholders. Your cooperation in promptly signing and returning your proxy will help avoid further solicitation expense to Unico.

This notice, the proxy statement and the enclosed proxy are sent to you by order of the board of directors.
                                        /s/ Ray C. Brown
                                        ____________________________________
                                        Ray C. Brown
                                        Chairman and Chief Executive Officer

Dated:  April 19, 2004
Magalia, California

                       UNICO, INCORPORATED,
                      an Arizona corporation

                         PROXY STATEMENT
                               FOR
                 SPECIAL MEETING OF SHAREHOLDERS
                     TO BE HELD May 21, 2004
                  ______________________________

                           INTRODUCTION

Your proxy is solicited by the board of directors of Unico, Incorporated, an Arizona corporation ("Unico" or the "Company") for use at a special meeting of shareholders to be held on May 21, 2004, and at any adjournment thereof, for the purposes set forth in the attached notice of special meeting.

The cost of soliciting proxies, including preparing, assembling and mailing the proxies and soliciting material, will be borne by Unico. Directors, officers, and regular employees of Unico may, without compensation other than their regular compensation, solicit proxies personally, by telephone or electronic communication including facsimile and electronic mail.

Any shareholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary or other officer of Unico or by filing a new written proxy with an officer of Unico. Personal attendance at the meeting is not, by itself, sufficient to revoke a proxy unless written notice of the revocation or a subsequent proxy is delivered to an officer before the revoked or superseded proxy is used at the meeting.

Proxies not revoked will be voted in accordance with the choice specified by means of the ballot provided on the proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the notice of special meeting. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instruction by the beneficial holder of the shares and lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

The mailing address of Unico's principal executive office is P.O. Box 777, Magalia, California 95954. This proxy statement and the related proxy and notice of the special meeting will first be mailed to the shareholders on or about April 21, 2004.

                  VOTING RIGHTS AND REQUIREMENTS

VOTING SECURITIES

Unico's board of directors has fixed April 19, 2004 as the "record date" for determining shareholders entitled to vote at the special meeting. Persons who were not shareholders of record at the close of business on such date will not be allowed to vote at the special meeting. At the close of business on April 19, 2004, 93,462,974 shares of Unico's common stock, par value $0.10 per share, were issued and outstanding. Such common stock is the only outstanding class of stock of the Company. Each holder of Unico's common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors. All voting is noncumulative, which means that the holder of fifty percent (50%) of the shares voting for the election of the directors can elect all the directors.

Votes cast by proxy or in person at the special meeting will be tabulated by Wayne Hartle or Mark Lopez, who have been appointed as the inspectors of election prior to the special meeting. They will also determine whether a quorum is present. In the event of any abstentions or broker non-votes with respect to any proposal coming before the special meeting, the proxy will be counted as present for purposes of determining the existence of a quorum. Abstentions and broker non-votes typically will not be counted for purposes of approving any of the matters to be acted upon at the special meeting. A broker non-vote generally occurs when a broker or nominee who holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter. Therefore, abstentions and broker non-votes generally have no effect under Arizona law with respect to the election of directors or other matters requiring the approval of only a majority of the shares of common stock present and voting at the meeting.

REVOCABILITY OF PROXY

You may revoke your proxy at any time prior to the start of our special meeting in three ways:

1. by delivering a written notice of revocation to Mr. Ray Brown, the chief executive officer of Unico, at P.O. Box 777, Magalia, California 95954;

2.     by submitting a duly executed proxy bearing a later date; or

3. by attending our special meeting and expressing the desire to vote your common shares in person (attendance at our special meeting will not in and of itself revoke a proxy).

DISSENTERS - RIGHTS OF APPRAISALS

Under Arizona law, shareholders of our common stock are not entitled to dissenter's rights of appraisal with respect to our proposals.

QUORUM

The presence at the special meeting of the holders of a number of shares of our common stock, and proxies representing the right to vote shares of our common stock, in excess of one-half of the number of shares of our common stock outstanding as of the record date will constitute a quorum for transacting business.

VOTE REQUIRED

We are required to obtain the affirmative vote of at least a majority of the voting shares that are present or represented at the meeting in order to effect the shareholder approvals described herein.

BOARD RECOMMENDATIONS - INSIDERS' INTENT TO VOTE IN FAVOR

Our board of directors has determined that each of the proposals is in the best interests of the Company and our shareholders. Accordingly, the board of directors has unanimously approved each proposal and recommends that the shareholders vote in favor of each proposal as well.

Members of our board of directors collectively own 11,798,900 shares of Unico's common stock, or approximately 12.8% of the issued and outstanding shares of common stock as of the record date. They have indicated their intentions to vote their shares in favor of each proposal.

SUMMARY HISTORICAL FINANCIAL INFORMATION

The following summary of historical financial data was derived from Unico's interim unaudited financial statements as of November 30, 2003, as filed on Form 10-QSB with the U.S. Securities and Exchange Commission on January 13, 2004. The income statement data for the nine months ended November 30, 2003 is not necessarily indicative of results for a full year. This financial information is only a summary and should be read in conjunction with the financial statements of Unico, including the notes thereto, and other financial information contained in Unico's Annual Report on Form 10-KSB for the year ended February 28, 2002 and Quarterly Report on Form 10-QSB for the nine months ended November 30, 2003, which information is incorporated by reference in this proxy statement.

Condensed Statements of Operations Data (unaudited)


                          For the Nine                 For the Three
                          Months Ended                 Months Ended
                          November 30,                 November 30,
                  ____________________________  _____________________________

                       2003          2002            2003           2002
                  ____________  ______________  _____________  ______________

Revenue           $   15,450    $          _    $         _    $          _

Gross Margin           3,270               _              _               _

Total Operating
   Expenses          1,751,157         598,351        905,887         221,998

Net Loss          $ (1,887,734) $     (725,373)      (955,035) $     (269,602)

Net Loss
 per share -
 basic and fully
 diluted          $      (0.02) $        (0.01) $       (0.01) $        (0.00)



Condensed Balance Sheet Data
                                       (unaudited)        (audited)
                                       November 30,      February 28,
                                          2003              2003
                                      _____________      ____________

Total current assets                  $    39,525        $    39,500

Property and equipment, net           $   884,982        $   767,203

Total other assets                    $    38,901        $    38,901

Total current liabilities             $ 2,144,315        $ 1,505,833

Total long-term liabilities           $   548,466        $   548,466

Total stockholders' deficit           $(1,729,373)       $(1,208,695)


PRINCIPAL ACCOUNTANTS

Unico expects that one or more representatives of the accounting firm which audits Unico's financial statements, HJ Associates & Consultants, LLP, will be available at the special meeting of shareholders via telephone and will have the opportunity to make a statement if they desire to do so. Unico expects they will be available to respond to appropriate questions.

MATTERS TO BE ACTED UPON

                            PROPOSAL 1
       INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
              AND CREATE A CLASS OF PREFERRED STOCK

INTRODUCTION

       AMENDMENT TO THE ARTICLES OF INCORPORATION OF UNICO
   TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK
              AND CREATE A CLASS OF PREFERRED STOCK

Our board of directors unanimously approved the increase in the authorized number of common shares from one hundred million (100,000,000) shares to five hundred million (500,000,000) shares so that additional shares will be available for issuance for general corporate purposes, including financing activities, without the requirement of further action by our shareholders. Potential uses of additional authorized shares may include public or private offerings, acquisition transactions and other general corporate purposes. In order for Unico to exercise an option to acquire ownership of the Deer Trail Mine, management anticipates that Unico may have to first raise substantial equity capital from the sale of Unico's common stock, and/or possibly from the sale of Unico's preferred stock. Increasing the authorized number of shares of our common stock will give us greater flexibility and will allow us to issue additional common shares in most cases without the expense or delay of seeking shareholder approval. We are investigating additional sources of financing which our board of directors believes will be in our best interests and in the best interests of our shareholders. We do not currently have any plans, proposals, agreements or understandings, written or otherwise, for any transaction that would require the issuance of additional shares of common stock, except that we presently have outstanding options to acquire up to 300,000 additional shares of our common stock, warrants to acquire up to 3,015,000 additional shares of our common stock, and a $125,000 debenture outstanding which is convertible to shares of our common stock. Our common shares carry no pre-emptive rights to purchase additional shares. The adoption of the amendment to our articles of incorporation will not of itself cause any changes in our capital accounts.

Our board of directors has unanimously approved the creation of a class of preferred stock and reserves to the Board of Directors the right to establish the preferences, limitations and relative rights of the preferred stock, including the right to designate one or more series of preferred stock. The board of directors believes that the creation of a class of preferred stock with open designation will provide the Company with increased financing flexibility while also providing certain anti-takeover protection. The adoption of the amendment to our articles of incorporation to create a class of preferred stock with twenty million (20,000,000) shares authorized, will not of itself cause any changes in our capital accounts.

In the event this proposal is approved by Unico's shareholders, the preferences, limitations and relative rights of the preferred stock may be determined by the board of directors in the future, without having to obtain any additional approvals of Unico's shareholders. This means that the dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates and similar matters involving the preferred stock will be determined by the board of directors. The preferences, limitations and relative rights of Unico's preferred stock may be superior to the rights of Unico's common stock.

The board of directors has unanimously adopted the following resolution, subject to shareholder approval, amending Unico's articles of incorporation to increase the number of authorized shares of common stock from one hundred million (100,000,000) shares to five hundred million (500,000,000) shares, and to create a class of preferred stock with twenty million (20,000,000) shares authorized:

"RESOLVED, that Article IV of the Articles of Incorporation be amended in its entirety in the manner prescribed by the Arizona Code so as to read as follows:

           ARTICLE IV. The authorized capital stock of this corporation shall consist of five hundred million

        (500,000,000) shares of common stock, $0.10 par value, said stock to be paid for at such time and in such manner as the board of directors may designate, and twenty million (20,000,000) shares of preferred stock, $0.001 par value, said stock to be issued in such manner and having such preferences, limitations and relative rights as the board of directors may designate, as permitted by the Arizona Code. Such stock shall be issued as fully paid and shall be forever nonassessable. The judgment of the board of directors as to the value of the property taken, or services rendered, in exchange for stock, shall be conclusive in the absence of fraud. No stockholder shall have pre-emptive rights as to any stock now or hereinafter authorized to be issued, but the issuance of stock shall be in the sole discretion of the board of directors."

If the proposed amendment is adopted by the shareholders, we plan to file an amendment to our articles of incorporation amending Article IV as described above, with the Arizona Corporations Commission, to be effective as soon as practicable following the meeting.

Possible Effects of the Proposed Amendment to the Articles of Incorporation.
----------------------------------------------------------------------------

The board of directors believes such action to be in the best interests of the Company so that additional shares will be available for issuance for general corporate purposes, including financing activities, without the requirement of further action by our shareholders. Potential uses of additional authorized shares may include public or private offerings, acquisition transactions and other general corporate purposes. Increasing the number of authorized shares of our common stock will give us greater flexibility and will allow us to issue additional common shares in most cases without the expense or delay of seeking shareholder approval.

If Unico's shareholders approve the proposed amendment to the articles of incorporation, Unico's board of directors may authorize the issuance of additional shares of common stock and/or authorize the issuance of shares of preferred stock (with rights and preferences to be determined by our board of directors) without further approval of Unico's shareholders, except as may be required in certain cases by Unico's charter documents or applicable law or regulations. Under Unico's articles of incorporation, Unico's shareholders do not have preemptive rights to subscribe to additional securities which may be issued by Unico, which means that current shareholders do not have a prior right to purchase any new issue of capital stock of Unico in order to maintain their proportionate ownership of the common stock. Furthermore, if the board of directors elects to issue additional shares of common stock and/or issue shares of preferred stock or securities convertible into or exercisable for shares of common stock or preferred stock, such issuance could have a dilutive effect on the voting power and earnings per share of existing shareholders.
In addition, the increase in the number of authorized shares of common stock and the creation of a class of preferred stock could have an anti-takeover effect. For example, if the board of directors issues additional shares in the future, such issuance could dilute the voting power of a person seeking control of Unico, thereby rendering more difficult a merger, tender offer, proxy contest or an extraordinary transaction opposed by the board of directors. As of the date of this proxy statement, the board of directors is not aware of any attempt or plan to obtain control of Unico.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO UNICO'S ARTICLES OF INCORPORATION TO EFFECT THE INCREASE IN THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK AND TO CREATE A CLASS OF PREFERRED STOCK.

                            PROPOSAL 2
RATIFY AND APPROVE THE BOARD OF DIRECTORS ACTIONS TO: (A) GRANT PRESENTLY OUTSTANDING WARRANTS TO PURCHASE UP TO 3,015,000 SHARES OF THE COMPANY'S COMMON STOCK WHICH WERE GRANTED DURING 2002, 2003 AND/OR 2004; AND (B) GRANT PRESENTLY OUTSTANDING OPTIONS TO PURCHASE UP TO 300,000 SHARES OF THE
    COMPANY'S COMMON STOCK WHICH WERE GRANTED DURING JUNE 2002

Purpose: The board of directors previously granted in 2002, 2003 and/or 2004 presently outstanding warrants to purchase up to 3,015,000 shares of Unico's common stock and/or options to purchase up to 300,000 shares of Unico's common stock. The warrants outstanding are exercisable at $0.10 per share and expire in one to three years. None of the warrants are held by affiliates of the Company. Certain options outstanding to acquire up to 300,000 shares of Unico's common stock have an exercise price of $0.10 per share. The options are exercisable for two years, and expire in June 2004. The board of directors unanimously requests that the shareholders ratify and approve the prior actions of the board of directors to grant all of the Unico options and warrants presently outstanding.

Effect: There is no immediate effect from this action. If and when the holders of the warrants and options choose to exercise their rights, the immediate effect may be dilutive to the common stock shareholders if the then fair market value of the common stock is greater than the exercise price of the warrants or options. If the warrants or options expire unexercised, then there is no effect from this action. If the warrants or options are exercised when the fair market value of the common stock is less than the exercise price, then the effect on the common stock would be anti-dilutive; however, this event is considered unlikely.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFYING THE BOARD OF DIRECTORS' ACTIONS TO GRANT ALL PRESENTLY OUTSTANDING OPTIONS AND WARRANTS TO PURCHASE SHARES OF UNICO COMMON STOCK.

                            PROPOSAL 3
APPROVE AND AUTHORIZE THE SALE OF SHARES OF UNICO'S COMMON STOCK AT PRICES TO BE ESTABLISHED BY THE BOARD OF DIRECTORS WHICH MAY BE BELOW UNICO'S NET ASSET
                          VALUE PER SHARE


Purpose: Unico's board of directors has unanimously adopted a resolution seeking shareholder approval which would permit Unico to sell its common stock at prices below Unico's net asset value per share. The Board of Directors believes that this is in the Company's best interest as it may be necessary, at some point in the future, to sell stock at such prices in order to raise capital for acquisitions or to finance operations. Shareholder approval is being sought to permit Unico to sell its common stock at price(s) to be established by the Board of Directors in the future, which may be a price(s) below Unico's net asset value per share.

Effect: There is no immediate effect of this action. Unico's liabilities currently exceed its assets, resulting in a negative net asset value per share. As it is impossible to sell stock at a negative value, Unico is not in a position to take the action contemplated herein at this time. In the event Unico should obtain a positive net asset value in the future, and the common stock price of the Company is less than or equal to the net asset value per share, the Board of Directors would be authorized to have Unico sell its stock at price(s) below net asset value per share. If such action were taken, the result would be immediate dilution to existing shareholders and a further erosion of the net asset value per share.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL AND AUTHORIZATION TO SELL UNICO'S COMMON STOCK AT PRICES BELOW UNICO'S NET ASSET VALUE PER SHARE.

                          OTHER BUSINESS

As of the date of this proxy statement, the only business which the board of directors intends to present and knows that others will present at the special meeting is that herein set forth. Management does not know of any items other than those referred to in the accompanying notice of special meeting of shareholders which may properly come before the meeting or other matters incident to the conduct of the meeting. If any other matter is properly brought before the special meeting or any adjournments thereof, it is the recommendation of the board of directors that the persons named in the accompanying form of proxy vote the proxy on such matters in accordance with their judgment.

The form of proxy and this proxy statement have been approved by the board of directors and are being mailed and delivered to share owners by its authority.

                  SECURITY OWNERSHIP OF CERTAIN
                 BENEFICIAL OWNERS AND MANAGEMENT

The following table describes, as of March 25, 2004, certain information with respect to the beneficial ownership of our common stock by:

     . each person known by us to beneficially own more than 5% of our common stock,

     .    each of our executive officers or directors, and

     .    all of our executive officers and directors as a group.

                           Amount and nature       Percentage of
                        of beneficial ownership    common stock
                        -----------------------    -------------
Ray C. Brown                   9,000,000              11.61%

C. Wayne Hartle                2,105,900               2.94%
Kiyoshi Kasai                    693,000               0.89%
Wayne M. Ash                           0               0.00%
                             -----------              ------
All Executive Officers        11,798,900              15.51%
And Directors (4 persons)

Each of the executive officers and directors has sole voting and investment power over the shares listed in the table as being beneficially owned by him except:

     . The amount listed as being beneficially owned by Ray C. Brown includes 5,000,000 shares which he owns jointly with his wife, Carryl W. Brown, and excludes an additional 45,000 shares as to which Mr. Brown disclaims ownership.

     . 40,000 of the shares listed as being beneficially owned by Kiyoshi Kasai are owned of record by his wife, Fumiko Kasai

     . 150,000 of the shares listed as being beneficially owned by Kiyoshi Kasai are owned of record by the Kasai Family Trust. Kiyoshi Kasai is the trustee of the Kasai Family Trust, and has sole voting and investment power over the shares held by the Trust. The beneficiaries of the Kasai Family Trust are Kiyoshi Kasai, his wife and their children.

There are no warrants or options outstanding which are exercisable by any of our officers and directors.

                          OTHER BUSINESS

The board of directors knows of no other matters to be presented at the special meeting. If any other matter does properly come before the special meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

                      SHAREHOLDER PROPOSALS

Proposals of shareholders that are intended to be presented at Unico's next annual meeting of shareholders must have been received by the Company not later than a reasonable time before Unico begins to print and mail its proxy materials under the provisions of Rule 14a-8 of the Securities Exchange Act of 1934. Unico intends that its next annual meeting of shareholders shall be held in July, 2005.

The person presiding at the next annual meeting of shareholders may refuse to permit to be brought before the meeting any shareholder proposal not made in compliance with Rule 14a-8.

              INFORMATION INCORPORATED BY REFERENCE

The SEC allows the Company to incorporate by reference information that the Company files with the SEC. Unico incorporates by reference the information contained in Unico's Annual Report to Stockholders on Form 10-KSB for the fiscal year ended February 28, 2003 filed with the SEC on June 13, 2003 and in its Quarterly Report on Form 10-QSB for the quarter ended November 30, 2003 filed with the SEC on January 13, 2004 and filed with this proxy statement.

                          ANNUAL REPORT

A copy of Unico's Annual Report to Shareholders on Form 10-KSB for the fiscal year ended February 28, 2003, including financial statements, accompanies this notice of special meeting and proxy statement.

THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED FEBRUARY 28, 2003 TO ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST. REQUESTS SHOULD BE SENT TO RAY C. BROWN, P.O. BOX 777, MAGALIA, CALIFORNIA 95954.


Dated: April 19, 2004
Magalia, California

                       UNICO, INCORPORATED

       PROXY FOR SPECIAL MEETING TO BE HELD ON MAY 21, 2004
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ray C. Brown and Wayne Hartle, or either of them, as proxies, with the power to appoint their substitute(s), to represent and to vote all the shares of common stock of Unico, Incorporated, an Arizona corporation (the "Company"), which the undersigned would be entitled to vote, at Unico's special meeting of stockholders to be held on May 21, 2004 and at any adjournments thereof, subject to the directions indicated on the reverse side hereof.

In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL LISTED ON THE REVERSE SIDE.

IMPORTANT--This Proxy must be signed and dated on the reverse side.


PLEASE RETURN THIS PROXY TO:

Unico, Incorporated - Proxy
Deer Trail Mine
P.O. Box 129
Marysvale, Utah 84750


Please mail the completed and signed Proxy on or before May 17, 2004.

                SPECIAL MEETING OF SHAREHOLDERS OF
                       UNICO, INCORPORATED

                           May 21, 2004

                        THIS IS YOUR PROXY
                     YOUR VOTE IS IMPORTANT!

Dear Stockholder:

We cordially invite you to attend the Special Meeting of Stockholders of Unico, Incorporated to be held at 10:30 a.m. local time on May 21, 2004, at the Embassy Suites Hotel Convention Center located at 3600 Paradise Road, Las Vegas, Nevada, 89109. Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]

1.  Proposal to increase the number of Unico's    FOR     AGAINST     ABSTAIN
    authorized common shares from one hundred
    million (100,000,000) to five hundred
    million (500,000,000) shares, and
    establish a class of preferred stock with
    20,000,000 shares authorized, with such
    preferences, limitations and relative
    rights as may be determined in the
    discretion of Unico's board of directors.     [_]       [_]         [_]

2.  Proposal to ratify and approve the board
    of directors' actions to:  (a) grant
    presently outstanding warrants to purchase
    up to 3,015,000 shares of the Company's
    common stock which were granted during
    2002, 2003 and/or 2004; and (b) grant
    presently outstanding stock options to
    purchase up to 300,000 shares of the
    Company's common stock which were granted
    during June 2002.                              [_]       [_]         [_]

3.  Proposal to approve and authorize the sale
    of shares of Unico's common stock at prices
    to be established by the board of directors
    which may be below Unico's net asset value
    per share.                                     [_]       [_]         [_]

4. To transact such other business as may properly come before the special meeting and any adjournment or adjournments thereof.

    The board of directors recommends you vote "FOR" each of the above proposals.

This proxy when properly executed will be voted in the manner directed above. In the absence of direction for the above proposal, this proxy will be voted "FOR" that proposal. Other matters: in their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the meeting.

If you plan to attend the special meeting of shareholders, please mark this box [_] If you plan to attend the special meeting of shareholders, but you do not intend to return this proxy in advance of the meeting, please call Ray C. Brown at (530) 873-4394 so we can be sure to have an adequate size room for the meeting.



Dated:________________, 2004


SIGNATURE _____________________________________________________________

NAME (PRINTED) ________________________________________________________

TITLE _________________________________________________________________

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

                           EXHIBIT "A"

                      ARTICLES OF AMENDMENT
                              to the
                    ARTICLES OF INCORPORATION
                                of
                       UNICO, INCORPORATED

      Pursuant to the provisions of the Arizona Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of
Incorporation:

      FIRST:  The name of the corporation is Unico, Incorporated.

      SECOND: Article IV of the Articles of Incorporation is amended in its entirety in the manner prescribed by the Arizona Code so as to read as follows:

             ARTICLE IV. The authorized capital stock of this corporation shall consist of five hundred million (500,000,000) shares of common stock, $0.10 par value, said stock to be paid for at such time and in such manner as the Board of Directors may designate, and twenty million (20,000,000) shares of preferred stock, $0.001 par value, said stock to be issued in such manner and having such preferences, limitations and relative rights as the board of directors may designate, as permitted by the Arizona Code. Such stock shall be issued as fully paid and shall be forever non-assessable. The judgment of the board of directors as to the value of the property taken, or services rendered in exchange for stock, shall be conclusive in the absence of fraud. No stockholder shall have pre-emptive rights as to any stock now or hereinafter authorized to be issued, but the issuance of stock shall be in the sole discretion of the Board of Directors.

     THIRD: The foregoing amendment was adopted by the vote of the shareholders on May 21, 2004.

     FOURTH: The number of shares of the Corporation outstanding at the time of such adoption was 93,462,974; and the number of shares entitled to vote thereon was _________. The only class of shares outstanding was Common Stock, $.10 par value, which is entitled to one vote per share. The number of shares indisputably represented at the meeting where the vote occurred was _________.

     FIFTH: The number of shares voted for such amendment was _________; and the number of shares voted against such amendment was _____. _____________ shares abstained. The number of shares voted for the amendment was sufficient for approval of the amendment.

     SIXTH: The foregoing amendment does not effect an exchange, reclassification or cancellation of shares.

     SEVENTH. The amount of stated capital after the amendment is $_______.

     Dated this ____ day of May, 2004


                              UNICO, INCORPORATED


                            By  __________________________
                                Its President

                            and __________________________
                                Its Secretary

STATE OF ____________________)
                             : ss.
COUNTY OF____________________)

      I, __________________________, Notary Public, do hereby certify that on this __, day of May, 2004 personally appeared before me ___________________ who being by me first duly sworn, declared that he is the President of Unico, Incorporated, that he signed the foregoing document as President of the Corporation, and that the statements therein contained are true.



                              ____________________________________
                              Notary Public
                              Residing at: ________________________
                              My Commission Expires:_______________

                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                           FORM 10-QSB
            Quarterly Report Under Section 13 or 15(d)
              of the Securities Exchange Act of 1934

             For the quarterly period ended 11/30/03
                 Commission file number 000-30239


                       UNICO, INCORPORATED
 ________________________________________________________________
(Exact name of small business issuer as specified in its charter)


                   Arizona                         86-0205130
       _______________________________      ____________________________
       (State or other jurisdiction of     (IRS Employer Identification
        incorporation or organization)              Number)


                      6475 Grandview Avenue
                           P.O. Box 777
                    Magalia, California  95954
             ________________________________________
             (Address of principal executive offices)


                          (530) 873-4394
         ________________________________________________
         (Issuer's telephone number, including area code)


     Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes [X]     No [ ]

              APPLICABLE ONLY TO CORPORATE ISSUERS:

     State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date:

     As of January 9, 2004, the issuer had outstanding 88,952,974 shares of its Common Stock, $0.10 par value per share.


PART I - FINANCIAL INFORMATION

Item 1.  Financial Statements.

      The unaudited consolidated balance sheet of Unico, Incorporated, an Arizona corporation, as of November 30, 2003 and the related audited consolidated balance sheet of Unico, Incorporated as of February 28, 2003, the unaudited related consolidated statements of operations for the three and nine month periods ended November 30, 2003 and November 30, 2002 and from inception of the exploration stage on March 1, 1997 through November 30, 2003, the unaudited related consolidated statements of stockholders' equity for the period from February 28, 2003 through November 30, 2003, the unaudited related consolidated statements of cash flows for the nine month periods ended November 30, 2003 and November 30, 2002 and from inception of the exploration stage on March 1, 1997 through November 30, 2003, and the notes to the financial statements are attached hereto as Appendix "A" and incorporated herein by reference.

     The accompanying financial statements reflect all adjustments which are, in the opinion of management, necessary to present fairly the financial position of Unico, Incorporated consolidated with HydroClear, Ltd. and Silver Bell Mining Company, Incorporated, its wholly-owned subsidiaries. The names "Unico", "we", "our" and "us" used in this report refer to Unico, Incorporated and its subsidiaries.

     Unico was formed as an Arizona corporation on May 27, 1966. It was incorporated under the name of Red Rock Mining Co., Incorporated. It was later known as Industries International, Incorporated and I.I. Incorporated before the name was eventually changed to Unico, Incorporated in 1979.

Deer Trail Mine.

     On March 30, 1992, Unico entered into a Mining Lease and Option to Purchase agreement with Deer Trail Development Corporation, with headquarters in Dallas, Texas. Deer Trail Development Corporation is now known as Crown Mines, L.L.C. The lease was to run for a period of 10 years, and cover 28 patented claims, 5 patented mill sites and 171 unpatented claims located approximately 5 miles South of Marysvale, Utah. It includes mine workings known as the Deer Trail Mine, the PTH Tunnel and the Carisa and Lucky Boy mines. There are no known, proven or probable reserves on the property.

      Effective December 1, 2001, a new lease agreement was entered into between the parties covering the same property for a period of thirty (30) months. It expires in May 2004. The new lease agreement is referred to in this report as the "Deer Trail Lease". The Deer Trail Lease requires Unico to make monthly lease payments and pay a 3% net smelter return on ore removed from the Deer Trail Mine.

     Unico acquired the necessary permits to commence mining activities, provided that the surface disturbance from the mining activities does not exceed 10 acres for both mine and mill. Unico plans to seek a permit for large scale mining operations.

     Unico worked for more than two years to reopen the Deer Trail Mine. Unico commenced mining activities in late March or early April 2001 on the Deer Trail Mine. To date, the mining activities have been fairly limited. Unico presently has eight full time employees. There have been between 2 and 5 miners at various times working at the Deer Trail Mine. Some of the employees have worked on mine maintenance.

     Unico has completed a mill on site at the Deer Trail Mine. In November 2001 Unico began milling activities.

     Unico has started screening ore dumps on the Upper Deer Trail Mine and moving the screened materials to its ball mill.

Silver Bell Mine.

     In September and December 2000, Unico acquired all of the issued and outstanding shares of stock of Silver Bell Mining Company, Incorporated, a Utah corporation, in consideration for the issuance of 3,000,000 restricted shares of Unico common stock. Of the 3,000,000 shares of Unico common stock issued in the acquisition, approximately 2,300,000 shares were issued to W. Dan Proctor. W. Dan Proctor is the President and a director of Silver Bell Mining Company, Incorporated. Mr. Proctor also serves as a business consultant to Unico and project manager.

     Silver Bell Mining Company, Incorporated was incorporated in the State of Utah on April 26, 1993. It has acquired 26 patented mining claims located in American Fork Canyon, Utah County, Utah, which is organized into three separate parcels. The claims contain mining properties which have not been mined for production since 1983. The properties were mined primarily for silver, lead and zinc. There are no known, proven or probable reserves on the property.

     Unico conducted some additional exploration work on the Silver Bell Mine in Summer, 2003, but it is not presently known when Unico will commence mining activities at the Silver Bell Mine.

Bromide Basin Mines.

     On July 20, 2001, Unico entered into a Mining Lease and Option to Purchase with Kaibab Industries, Inc., an Arizona corporation. The parties then entered into a Revised Mining Lease and Option to Purchase effective April 1, 2003 (the "Revised Kaibab Mining Lease"). Under the Revised Kaibab Mining Lease, Kaibab Industries, Inc. has leased to Unico certain mining claims located in the Henry Mountain Mining District in Garfield County, Utah containing approximately 400 acres, which includes the Bromide Basin Mines. The Revised Kaibab Mining Lease runs until March 31, 2005, and grants to Unico the option to purchase all of the property being leased. The option is exercisable during the two year term of the Revised Kaibab Mining Lease.
There are no known, proven or probable reserves on the property.

     Under the Revised Kaibab Mining Lease, Unico has agreed to pay to Kaibab Industries, Inc. a 5% net smelter return upon all ore taken from the property during the term of the Revised Kaibab Mining Lease. The Revised Kaibab Mining Lease requires Unico to produce a minimum of 2,500 ounces of gold (or to pay to Kaibab Industries, Inc. a net smelter return equivalent to the amount that would have been paid if Unico had produced 2,500 ounces of gold) during the first year ending March 31, 2004, and to produce a minimum of 5,000 ounces of gold during the second year ending March 31, 2005. In the event that Unico is unable to meet the minimum production requirements, then Kaibab Industries, Inc. may terminate the Revised Kaibab Mining Lease.

     Unico commenced mining efforts on the Bromide Basin Mines in September 2001 with five full time miners. Because of the Bromide Basin Mine's high elevation, mining activities are seasonal and generally occur only from June through November. When seasonal mining efforts stopped in November 2003 due to weather, Unico was working to extend the El Padre Tunnel approximately 200 feet to get under the Bromide Vein in order to reach higher grade ore and make the mining efforts more efficient. Unico transports the mined ore to the Deer Trail Mine for further milling and testing.

Item 2.  Management's Discussion and Analysis or Plan of Operation.

Plan of Operation.

     During the next 12 months, Unico's plan of operation consists of the following:

     . Increase mining activities at the Deer Trail Mine and the Bromide Basin Mine;
     .  Increase milling activities at the Deer Trail Mine;
     .  Continue to screen and process the ore dumps on the upper Deer Trail
        Mine;
     .  Ship concentrates to smelters for smelting and refining;
     . Evaluate how best to proceed with mining activities at the Silver Bell Mine;
     . Increase the number of full-time employees from 8 to approximately 35; . Explore the possibility of obtaining a joint-venture partner to more fully develop Unico's mining operations;
     . Explore the possibility of building a small portable gold processing plant to be located at the Deer Trail Mine and/or the Bromide Basin Mine to recover gold by gravity or flotation means; and
     . Raise a minimum of $250,000 in additional equity capital, loans and/or other financing transactions.

     Accomplishing our 12-month plan of operations is dependent on the Company raising approximately $250,000 in equity or debt financing during the next 2 to 3 months. The Company's current cash will sustain operations for approximately 60 days.

Results of Operations.

     During the three months ended November 30, 2003, Unico experienced a net loss in the amount of $955,035, or approximately ($0.01) per share, which is $685,433 more than the net loss of $269,602, or approximately ($0.00) per share, incurred for the three months ended November 30, 2002. For the nine months ended November 30, 2003, Unico incurred a net loss of $1,887,734, or approximately ($0.02) per share. This was $1,162,361 more than the net loss of $725,373, or approximately ($0.01) per share, incurred by Unico during the nine month period ended November 30, 2002.

     For the three months ended November 30, 2003, Unico reported no revenues. For the three months ended November 30, 2002, Unico reported no revenues. For the nine months ended November 30, 2003, Unico reported revenues of $15,450 which is $15,450 greater than the revenues of $0 reported for the nine months ended November 30, 2002. The $15,450 of revenues earned in the nine months ended November 30, 2003 was generated from the sale of concentrates to a smelter in Mexico. Cost of goods sold for the nine month period ended November 30, 2003 was $12,180.

     Unico attributes the increased net loss for the three month period ended November 30, 2003 primarily to a $681,270 increase in general and administrative expenses. Unico attributes the increased net loss for the nine month period ended November 30, 2003 primarily to a $1,138,304 increase in general and administrative expenses, a $11,822 increase in interest expense and an increase in depreciation and amortization expenses of $14,502. The substantial increase in general and administrative expenses for the three and nine month periods ended November 30, 2003 is attributable to the substantial number of shares of Unico's common stock issued to consultants during these periods. Unico anticipates that general and administrative expenses will increase as additional employees are hired in order to increase Unico's mining operations.

Liquidity and Capital Resources

     Unico's stockholders' deficit increased $520,678 in the nine months ended November 30, 2003, from a deficit of ($1,208,695) as of February 28, 2003 to a deficit of ($1,729,373) as of November 30, 2003. Cash and cash equivalents increased $25 to $33,582 at November 30, 2003 from $33,557 at February 28, 2003.

     Cash used in operating activities for the nine months ended November 30, 2003 reflects a net loss of $1,887,734, partially offset by non-cash expenses of $1,265,000 for stock issued for services, $72,726 for depreciation and amortization expenses, a $32,589 increase in accounts payable and other liabilities, and a $24,556 non-cash expense for warrants issued below market value.

     Cash used in investing activities includes $10,350 for the purchase of fixed assets.

     Unico's other major cash needs include raising additional funds to exercise Unico's option to purchase the Deer Trail Mine for $4,000,000 on or before May 31, 2004. If Unico decides to exercise the option, Unico will need to raise substantial additional funds for that purpose unless Unico's operations can generate sufficient profits before the option expires. Unico may also seek to negotiate an extension of the option expiration date.

     Presently our liquid resources are sufficient to support operations for approximately 60 days. We are dependent on raising approximately $250,000 to successfully implement our 12 month business plan described above.

      Our auditors have issued a "going concern" opinion in note 2 of our audited financial statements, indicating we do not have established revenues sufficient to cover our operating costs and to allow us to continue as a going concern. If we are successful in raising an additional $250,000 in equity or debt capital or through other financing transactions in the next 2 to 3 months, we believe that Unico will have sufficient funds to meet operating expenses until income from mining operations should be sufficient to cover operating expenses. However, this amount does not include any funds needed to exercise the Deer Trail Mine Option.

     We intend to seek additional capital from private sales of Unico's common stock and, if necessary, from loans from our management and/or others. In the event income from mining operations is delayed or is insufficient to cover operating expenses, then Unico will need to seek additional funds from equity or debt financing, for which we have no commitments.

     ANY FORWARD-LOOKING STATEMENTS INCLUDED IN THIS FORM 10-QSB REFLECT MANAGEMENT'S BEST JUDGMENT BASED ON FACTORS CURRENTLY KNOWN AND INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS MAY VARY MATERIALLY.

Item 3.  Controls and Procedures.

     As of the end of the period covered by this report, we carried out an evaluation, under the supervision and with the participation of Ray C. Brown, who serves as both our chief executive officer and chief financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based on this evaluation, our chief executive officer and chief financial officer concluded that our disclosure controls and procedures are effective in timely alerting him to material information required to be included in our periodic SEC reports. It should be noted that the design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions, regardless of how remote.

     In addition, there has been no change in our internal control over financial reporting during the most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.


PART II - OTHER INFORMATION

Item 1.  Legal Proceedings.

     No legal proceedings involving Unico as a defendant were commenced during the three month period ended November 30, 2003. No material developments occurred in any legal proceedings involving Unico as a defendant during the same time period.

Item 2.  Changes in Securities.

     During the three month period ended November 30, 2003, Unico made the following sales of shares of Unico's common stock which were not registered under the Securities Act of 1933:

                                      No. Of
Date       Recipient                  Shares    Consideration  Valuation
-----------------------------------------------------------------------------
09/05/03   Steven Margolin            150,000   Cash           $0.10/share
-----------------------------------------------------------------------------
09/05/03   Ronda Kay                   30,000   Cash           $0.10/share
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
09/05/03   Art Conn                    30,000   Cash           $0.10/share
-----------------------------------------------------------------------------
09/05/03   Fred Margolin               50,000   Cash           $0.10/share
-----------------------------------------------------------------------------
09/05/03   Michael Margolin           175,000   Cash           $0.10/share
-----------------------------------------------------------------------------
09/05/03   Michael Margolin           110,000   Cash           $0.10/share
-----------------------------------------------------------------------------
09/05/03   Fred Margolin              175,000   Assets         $0.10/share
-----------------------------------------------------------------------------
09/05/03   Michael Margolin            25,000   Assets         $0.10/share
-----------------------------------------------------------------------------

     Each of the persons named in the table above who purchased shares of Unico's common stock for cash during the three months ended November 30, 2003 also received a warrant to purchase an equivalent number of shares at the exercise price of $0.10 per share which expires September 5, 2005. The shares to be issued upon any exercise of these warrants shall be restricted.

     All of the shares described above in the table were sold directly by Unico, and no underwriters were involved in the transactions. Unico relied on section 4(2) of the Securities Act of 1933 in making the sales of securities. No advertising or general solicitation was employed in offering the shares. Each purchaser received disclosure information concerning Unico. Each purchaser also had the opportunity to investigate Unico and ask questions of its president and board of directors. The securities sold were offered for investment purposes only and not for the purpose of resale or distribution. The transfer of the shares sold was appropriately restricted by Unico.

     During the three month period ended May 31, 2003, Unico made sales of shares of Unico's common stock which were not registered under the Securities Act of 1933. For a description of those sales, please see Unico's quarterly report on Form 10-QSB for the period ended May 31, 2003.

Item 3.  Defaults Upon Senior Securities.

         None

Item 4.  Submission of Matters to a vote of Security Holders.

         None

Item 5.  Other Information.

         None

Item 6.  Exhibits and Reports on Form 8-K.

(a)     Exhibits

     Exhibit
     Number       Description
     --------     ------------

      31.1 Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

      31.2 Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

      32.1 Certification of Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

      32.2 Certification of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(b) No Current Reports on Form 8-K were filed by Unico during the quarter ended November 30, 2003.

                            SIGNATURES

       In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          UNICO, INCORPORATED
                                          (Registrant)


Date: January 12, 2004                By: /s/ Ray C. Brown
                                          -----------------------------------
                                          Ray C. Brown, Chief Executive
                                          Officer and Principal Financial and
                                          Accounting Officer

                           EXHIBIT 31.1

                           SECTION 302
             CERTIFICATION OF CHIEF EXECUTIVE OFFICER


     I, Ray C. Brown, certify that:

     1. I have reviewed this quarterly report on Form 10-QSB of Unico, Incorporated;

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

     3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, the results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

     4. The small business issuer's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

     (a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     (b) evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     (c) disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

     5. The small business issuer's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

     (a) all significant deficiencies in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

     (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.


Date:  January 12, 2004             /s/ Ray C. Brown
                                    ----------------------------------------
                                    Ray C. Brown,
                                    Chief Executive Officer

                           EXHIBIT 31.2

                           SECTION 302
             CERTIFICATION OF CHIEF FINANCIAL OFFICER


     I, Ray C. Brown, certify that:

     1. I have reviewed this quarterly report on Form 10-QSB of Unico, Incorporated;

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

     3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, the results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

     4. The small business issuer's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

     (a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     (b) evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     (c) disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

     5. The small business issuer's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

     (a) all significant deficiencies in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

     (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.



Date:  January 12, 2004                        /s/ Ray C.Brown
                                               -----------------------------
                                               Ray C. Brown,
                                               Chief Financial Officer

                           EXHIBIT 32.1

                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Unico, Incorporated (the "Company") on Form 10-QSB for the period ending November 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ray C. Brown, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of the operation of the Company.

/s/ Ray C. Brown
---------------------------------
Ray C. Brown
Chief Executive Officer
January 12, 2004

                           EXHIBIT 32.2

                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Unico, Incorporated (the "Company") on Form 10-QSB for the period ending November 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ray C. Brown, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of the operation of the Company.


/s/ Ray C. Brown
--------------------------------
Ray C. Brown
Chief Financial Officer
January 12, 2004

                           Appendix "A"



                   UNICO, INC. AND SUBSIDIARIES

                CONSOLIDATED FINANCIAL STATEMENTS

             November 30, 2003 and February 28, 2003

                   UNICO, INC. AND SUBSIDIARIES
                   Consolidated Balance Sheets


                              ASSETS
                              ------

                                                  November 30,  February 28,
                                                      2003          2003
                                                 ------------- -------------
                                                  (Unaudited)

CURRENT ASSETS

  Cash and cash equivalents                      $     33,582  $     33,557
  Certificate of deposit                                5,293         5,293
  Employee advances                                       650           650
                                                 ------------- -------------

     Total Current Assets                              39,525        39,500
                                                 ------------- -------------
PROPERTY AND EQUIPMENT

  Property and equipment, net                         884,982       767,203
                                                 ------------- -------------
OTHER ASSETS

  Refundable deposit                                      500           500
  Reclamation bond                                     38,401        38,401
                                                 ------------- -------------

    Total Other Assets                                 38,901        38,901
                                                 ------------- -------------

      TOTAL ASSETS                               $    963,408  $    845,604
                                                 ============= =============











      The accompanying notes are an integral part of these consolidated financial statements.

                   UNICO, INC. AND SUBSIDIARIES
             Consolidated Balance Sheets (Continued)


          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
        -------------------------------------------------

                                                  November 30,  February 28,
                                                      2003          2003
                                                 ------------- -------------
                                                  (Unaudited)
CURRENT LIABILITIES

  Bank overdraft                                 $     21,240  $        411
  Accounts payable                                     29,146        30,271
  Accrued expenses                                      9,778         9,778
  Notes payable - related party                       961,192       697,716
  Notes payable - current                             640,588       319,000
  Accrued interest payable                            252,028       216,655
  Accrued interest payable - related party            114,228        69,387
  Commitments and contingencies                       116,115       162,615
                                                 ------------- -------------

    Total Current Liabilities                       2,144,315     1,505,833
                                                 ------------- -------------
LONG-TERM LIABILITIES

  Notes payable - non current                         548,466       548,466
                                                 ------------- -------------

    Total Long-Term Liabilities                       548,466       548,466
                                                 ------------- -------------

    Total Liabilities                               2,692,781     2,054,299
                                                 ------------- -------------
STOCKHOLDERS' EQUITY (DEFICIT)

  Common stock, 100,000,000 shares authorized at
    $0.10 par value; 87,852,974 and 74,427,974
    shares issued and outstanding, respectively     8,785,299     7,442,799
  Additional paid-in capital                          795,437       770,881
  Deficit accumulated prior to exploration stage   (3,788,522)   (3,788,522)
  Deficit accumulated during the exploration stage (7,521,587)   (5,633,853)
                                                 ------------- -------------

    Total Stockholders' Equity (Deficit)           (1,729,373)   (1,208,695)
                                                 ------------- -------------
TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)                                 $    963,408  $    845,604
                                                 ============= =============





       The accompanying notes are an integral part of these consolidated financial statements.



                           UNICO, INC. AND SUBSIDIARIES
                      Consolidated Statements of Operations
                                   (Unaudited)

                                                                                          From
                                                                                          Inception
                                                                                          of the
                                                                                          Exploration
                                                                                          Stage on
                                  For the Three Months Ended   For the Nine Months Ended  March 1,
                                          November 30,                November 30,        1997 Through
                                 ---------------------------- --------------------------- November 30,
                                      2003           2002          2003          2002     2003
                                 -------------- ------------- ------------- ------------- -------------

REVENUES                         $           -  $          -  $     15,450  $          -  $     15,450

COST OF SALES                                -             -        12,180             -        12,180
                                 -------------- ------------- ------------- ------------- -------------

    Gross Margin                             -             -         3,270             -         3,270
                                 -------------- ------------- ------------- ------------- -------------
EXPENSES

  Bad debt expense                           -             -             -             -       279,260
  General and administrative           882,915       201,645     1,678,431       540,127     5,454,754
  Depreciation and amortization         22,972        20,353        72,726        58,224       374,869
                                 -------------- ------------- ------------- ------------- -------------

    Total Expenses                     905,887       221,998     1,751,157       598,351     6,108,883
                                 -------------- ------------- ------------- ------------- -------------

    Loss from Operations              (905,887)     (221,998)   (1,747,887)     (598,351)   (6,105,613)
                                 -------------- ------------- ------------- ------------- -------------
OTHER INCOME (EXPENSES)

  Interest income                           43           552           149         1,152        14,106
  Interest expense                     (49,191)      (48,156)     (139,996)     (128,174)   (1,039,550)
  Decline in value of assets                 -             -             -             -      (651,810)
  Settlement of debt                         -             -             -             -       (91,000)
  Loss on valuation of assets                -             -             -             -      (309,817)
  Gain on expiration of debt                 -             -             -             -       638,025
  Gain on gold contract                      -             -             -             -        24,072
                                 -------------- ------------- ------------- ------------- -------------

    Total Other Income (Expenses)      (49,148)      (47,604)     (139,847)     (127,022)   (1,415,974)
                                 -------------- ------------- ------------- ------------- -------------

NET LOSS                         $    (955,035) $   (269,602) $ (1,887,734) $   (725,373) $ (7,521,587)
                                 ============== ============= ============= ============= =============

NET LOSS PER SHARE               $       (0.01) $      (0.00) $      (0.02) $      (0.01)
                                 ============== ============= ============= =============
WEIGHTED AVERAGE NUMBER
 OF SHARES OUTSTANDING              85,147,205    74,112,974    79,497,356    73,358,610
                                 ============== ============= ============= =============



The accompanying notes are an integral part of these consolidated financial statements.

                                        38

                           UNICO, INC. AND SUBSIDIARIES
            Consolidated Statements of Stockholders' Equity (Deficit)


                                              Common Stock          Additional
                                        --------------------------- Paid-In       Accumulated
                                           Shares        Amount     Capital       Deficit
                                        ------------- ------------- ------------- -------------
Balance, February 28, 2003                74,427,974  $  7,442,799  $    770,881  $ (9,422,375)

March 6, 2003, common stock issued
 for services at $0.10 per share
 (unaudited)                                  50,000         5,000             -             -

March 14, 2003 common stock issued
 for services at $0.10 per share
 (unaudited)                                 350,000        35,000             -             -

April 1, 2003 common stock issued
 for services at $0.10 per share
 (unaudited)                                 300,000        30,000             -             -

April 4, 2003 common stock issued
 for services at $0.10 per share
 (unaudited)                                 300,000        30,000             -             -

April 14, 2003 common stock issued
 for services at $0.10 per share
 (unaudited)                                 350,000        35,000             -             -

April 22, 2003 common stock issued
 for cash at $0.10 per share
 (unaudited)                                  30,000         3,000             -             -

April 23, 2003 common stock issued
 for services at $0.10 per share
 (unaudited)                                 350,000        35,000             -             -

June 3, 2003, common stock issued
 for services at $0.10 per share
 (unaudited)                                 350,000        35,000             -             -

June 16, 2003, common stock issued
 for services at $0.10 per share
 (unaudited)                                 350,000        35,000             -             -

June 23, 2003, common stock issued
 for services at $0.10 per share
 (unaudited)                                 500,000        50,000             -             -

June 23, 2003, common stock issued
 for services at $0.10 per share
 (unaudited)                                 350,000        35,000             -             -
                                        ------------- ------------- ------------- -------------

Balance forward                           77,707,974  $  7,770,799  $    770,881  $ (9,422,375)
                                        ------------- ------------- ------------- -------------

The accompanying notes are an integral part of these consolidated financial statements.

                                        39

                           UNICO, INC. AND SUBSIDIARIES
      Consolidated Statements of Stockholders' Equity (Deficit) (Continued)

                                              Common Stock          Additional
                                        --------------------------- Paid-In       Accumulated
                                           Shares        Amount     Capital       Deficit
                                        ------------- ------------- ------------- -------------

Balance forward                           77,707,974  $  7,770,799  $    770,881  $ (9,422,375)

July 1, 2003, common stock issued
 for services at $0.10 per share
 (unaudited)                                 350,000        35,000             -             -

July 8, 2003, common stock issued
 for services at $0.10 per share
 (unaudited)                                 200,000        20,000             -             -

July 28, 2003, common stock issued
 for services at $0.10 per share
 (unaudited)                                 350,000        35,000             -             -

August 1, 2003, common stock issued
 for services at $0.10 per share
 (unaudited)                                 200,000        20,000             -             -

August 11, 2003, common stock issued
 for services at $0.10 per share
 (unaudited)                                 250,000        25,000             -             -

August 29,2003, common stock issued
 for services at $0.10 per share
 (unaudited)                                 450,000        45,000             -             -

Additional expense recognized on
 stock warrants granted (unaudited)                -             -        24,556             -

September 2, 2003, common stock
 issued for services at $0.10 per share
 (unaudited)                               1,000,000       100,000             -             -

September 3, 2003 common stock
 issued for services at $0.10 per share
 (unaudited)                                 500,000        50,000             -             -

September 5, 2003, common stock
 issued for cash at $0.10 per share
 (unaudited)                                 545,000        54,500             -             -

September 5, 2003, common stock
 issued for purchase of fixed assets
 at $0.10 per share (unaudited)              200,000        20,000             -             -

September 16, 2003, common stock
 issued for services at $0.10 per share
 (unaudited)                                 800,000        80,000             -             -
                                        ------------- ------------- ------------- -------------

Balance forward                           82,552,974  $  8,255,299  $    795,437  $ (9,422,375)
                                        ------------- ------------- ------------- -------------

The accompanying notes are an integral part of these consolidated financial statements.

                                        40



                           UNICO, INC. AND SUBSIDIARIES
      Consolidated Statements of Stockholders' Equity (Deficit) (Continued)


                                               Common Stock         Additional
                                        --------------------------- Paid-In       Accumulated
                                           Shares        Amount     Capital       Deficit
                                        ------------- ------------- ------------- -------------

Balance forward                           82,552,974  $  8,255,299  $    795,437  $ (9,422,375)

September 24, 2003, common stock
 issued for services at $0.10 per share
 (unaudited)                               1,300,000       130,000             -             -

October 9, 2003, common stock issued
 for services at $0.10 per share
 (unaudited)                               2,000,000       200,000             -             -

October 20, 2003, common stock
 issued for services at $0.10 per
 share (unaudited)                         1,000,000       100,000             -             -

November 6, 2003, common stock
 issued for services at $0.10 per
 share (unaudited)                         1,000,000       100,000             -             -

Net loss for the nine months
 ended  November 30, 2003
 (unaudited)                                       -             -             -    (1,887,734)
                                        ------------- ------------- ------------- -------------
Balance, November 30, 2003
 (unaudited)                              87,852,974  $  8,785,299  $    795,437  $(11,310,109)
                                        ============= ============= ============= =============

Deficit accumulated prior to the exploration stage                                $ (3,788,522)
Deficit accumulated during the exploration stage                                    (7,521,587)
                                                                                  -------------

Total accumulated deficit                                                         $(11,310,109)
                                                                                  =============




The accompanying notes are an integral part of these consolidated financial statements.

                                        41









                           UNICO, INC. AND SUBSIDIARIES
                      Consolidated Statements of Cash Flows
                                   (Unaudited)

                                                                                      From
                                                                                      Inception of the
                                                                                      Exploration
                                                                                      Stage on
                                                        For the Nine Months Ended     March 1,
                                                               November 30,           1997 Through
                                                      ----------------------------    November 30,
                                                            2003            2002      2003
                                                      --------------- --------------- --------------
CASH FLOWS FROM OPERATING ACTIVITIES

  Net loss                                            $   (1,887,734) $     (725,373) $  (7,521,587)
  Adjustments to reconcile net loss to net cash and
   cash equivalents used  by operating activities:
     Stock issued for services                             1,265,000           8,500      2,591,099
     Bad debt expense                                              -               -        279,260
     Warrants issued below market value                       24,556               -        179,556
     Pre-paid services expensed                                    -           3,460              -
     Depreciation expense                                     72,726          58,224        374,869
     Loss on disposition of asset                                  -               -        (21,055)
     Settlement of debt                                            -               -         19,000
     Gain on expiration of debt                                    -               -       (638,025)
     Gain on gold contract                                         -               -        (24,072)
     Decline in value of assets                                    -               -        960,960
  Changes in operating assets and liabilities:
     (Increase) in accounts receivable and
       related receivables                                         -            (650)           (65)
     (Increase) in other assets                                    -               -         (6,192)
     Decrease in prepaid expenses                                  -               -          3,460
     Increase in accounts payable and other
       liabilities                                            32,589          41,755      1,008,282
                                                      --------------- --------------- --------------

       Net Cash Used by Operating Activities                (492,863)       (614,084)    (2,794,510)
                                                      --------------- --------------- --------------

CASH FLOWS FROM INVESTING ACTIVITIES

  Increase in receivable-related party                             -         (20,000)             -
  Proceeds from receivable-related party                           -          15,000              -
  Purchase of land                                                 -               -        (50,000)
  Decrease in investment                                           -               -         95,068
  Purchase of fixed assets                                   (10,350)        (76,824)      (572,765)
                                                      --------------- --------------- --------------

      Net Cash Used by Investing Activities                  (10,350)        (81,824)      (527,697)
                                                      --------------- --------------- --------------
CASH FLOWS FROM FINANCING ACTIVITIES

  Increase (decrease) in bank overdraft                       20,829          (3,325)        21,240
  Proceeds from notes payable - related party                263,476          66,795      1,374,388
  Proceeds from notes payable                                183,447         625,000        801,447
  Payments on notes payable                                  (22,014)        (16,534)      (173,548)
  Issuance of stock for cash                                  57,500          30,000      1,286,250
  Receipt of stock subscription receivable                         -               -         41,990
                                                      --------------- --------------- --------------

      Net Cash Provided by Financing Activities       $      503,238  $      701,936  $   3,351,767
                                                      --------------- --------------- --------------

The accompanying notes are an integral part of these consolidated financial statements.

                                        42

                           UNICO, INC. AND SUBSIDIARIES
                Consolidated Statements of Cash Flows (Continued)
                                   (Unaudited)



                                                                                      From
                                                                                      Inception of the
                                                                                      Exploration
                                                                                      Stage on
                                                        For the Nine Months Ended     March 1,
                                                               November 30,           1997 Through
                                                      ----------------------------    November 30,
                                                            2003            2002      2003
                                                      --------------- --------------- --------------

NET INCREASE IN CASH AND CASH EQUIVALENTS             $           25  $        6,028  $      29,560

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD              33,557          33,009          4,022
                                                      --------------- --------------- --------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD            $       33,582  $       39,037  $      33,582
                                                      =============== =============== ==============
CASH PAID DURING THE PERIOD FOR:

  Interest                                            $       59,782  $       44,886  $      80,594
  Income taxes                                        $            -  $            -  $           -

NON-CASH INVESTING AND FINANCING ACTIVITIES:

  Issuance of stock for services                      $    1,265,000  $        8,500  $   2,591,099
  Issuance of stock for debt                          $            -  $      170,000  $   1,384,069
  Issuance of stock for subsidiary acquisition        $            -  $       33,000  $     309,150
  Issuance of stock for fixed assets                  $       20,000  $            -  $      68,400
  Issuance of stock for prepaid services              $            -  $            -  $       3,460
  Acquisition of assets with note payable             $      160,155  $            -  $     160,155






The accompanying notes are an integral part of these consolidated financial statements.

                                        43

                   UNICO, INC. AND SUBSIDIARIES
          Notes to the Consolidated Financial Statements
             November 30, 2003 and February 28, 2003


NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying unaudited consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted in accordance with such rules and regulations. The information furnished in the interim consolidated financial statements include normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements. Although management believes the disclosures and information presented are adequate to make the information not misleading, it is suggested that these interim consolidated financial statements be read in conjunction with the Company's most recent audited consolidated financial statements and notes thereto included in its February 28, 2003 Annual Report on Form 10-KSB. Operating results for the nine months ended November 30, 2003 are not necessarily indicative of the results that can be expected for the year ending February 29, 2004.

NOTE 2 - GOING CONCERN

The Company's consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred losses
from its inception through November 30, 2003.   It has not established
revenues sufficient to cover its operating costs and to allow it to continue as a going concern. During the next 12 months, the Company's plan of operation consists of the following:

..  Increase mining activities at the Deer Trail and Bromide Basin Mines;
..  Increase milling activities at the Deer Trail Mine;
.. Continue to screen and process the ore dumps on the upper Deer Trail Mine; .. Ship concentrates to smelters for smelting and refining;
..  Evaluate how best to proceed with mining activities at the Silver Bell
   Mine;
..  Increase the number of full-time employees from 8 to approximately 35;
..  Explore the possibility of obtaining a joint-venture partner to more fully develop the Company's operations;
.. Explore the possibility of building a small portable gold processing plant to be located at the Deer Trail Mine and/or the Bromide Basin Mine to recover gold by gravity or floatation means; and
.. Raise a minimum of $250,000 in additional equity capital, loans, and/or other financing transactions.

                   UNICO, INC. AND SUBSIDIARIES
          Notes to the Consolidated Financial Statements
             November 30, 2003 and February 28, 2003


NOTE 2 - GOING CONCERN (Continued)

Management believes the Company's current cash as of November 30, 2003, will sustain operations for approximately two additional months. In the event income from mining operations is delayed or is insufficient to cover operating expenses, the Company will need to seek additional funds from equity or debt financing, for which the Company has no current commitments. In the interim, management is committed to meeting the minimum operating needs of the Company.

NOTE 3 -  MATERIAL EVENTS

During the nine months ended November 30, 2003, the Company borrowed an additional $263,476 from a related party. At November 30, 2003, the total balance on this related party note was $935,473, plus an additional $111,940 in accrued interest. Additionally, the Company borrowed $75,000 from an unaffiliated individual. This note bears interest at a rate of 10.0% per annum, and has no formal payment terms. Also, the Company borrowed $103,600 from an unaffiliated individual. This note has no stated interest rate. Interest was imputed at 10.0% per annum. There are no formal payment terms.

During the nine months ended November 30, 2003, the Company issued 12,650,000 shares of common stock to various consultants for services rendered. These shares were valued by the Company at $0.10 per share. Additionally, the Company issued 575,000 shares of common stock for cash at $0.10 per share.

During the nine months ended November 30, 2003, the Company issued 200,000 shares of common stock for the purchase of fixed assets valued by the Company at $0.10 per share.

On April 1, 2003, the Company elected to purchase certain fixed assets from an unaffiliated entity for $165,000. As a part of this purchase, certain of these fixed assets were expensed as minor supplies, while capitalizing a total of $160,155. Per the terms of the asset purchase agreement, the seller agreed to finance the purchase price of $165,000 for the Company, such that the Company is to make 24 monthly installment payments of $2,000, with the remaining outstanding balance due on April 1, 2005. The note bears interest at a rate of 10.0% per annum. The principal balance on this note at November 30, 2003 was $142,986.

NOTE 4 - OUTSTANDING STOCK OPTIONS AND WARRANTS

During the nine months ended November 30, 2003, the Company granted 2,575,000 common stock warrants to purchase the Company's common stock. Each option and warrant is convertible into one share of common stock at an exercise price of $0.10 per share. The options and warrants have been granted as compensation for consulting services and as incentives for the purchase of common stock for cash, and generally have a life of two to three years.

                   UNICO, INC. AND SUBSIDIARIES
          Notes to the Consolidated Financial Statements
             November 30, 2003 and February 28, 2003


NOTE 4 - OUTSTANDING STOCK OPTIONS AND WARRANTS (Continued)

A summary of the Company's outstanding stock options as of November 30, 2003, including all changes during the nine months ended November 30, 2003

                                                                 Weighted
                                                                  Average
                                                    Shares     Exercise Price
                                                 ------------- --------------
    Options outstanding at November 30, 2003:
      Options issued in 2003                        1,255,000           0.11
      Options issued in 2004                        2,575,000           0.10
                                                 ------------- --------------

    Total options outstanding, November 30, 2003    3,830,000  $        0.11
                                                 ============= ==============

    Exercisable, November 30, 2003                  3,830,000  $        0.10
                                                 ============= ==============


    Summary of activity for the nine months ended November 30, 2003:

       Granted                                      2,575,000  $        0.10
       Canceled                                             -              -
       Exercised                                            -              -
       Expired                                      3,373,041  $        0.10



NOTE 5 - SUBSEQUENT EVENTS

Subsequent to November 30, 2003, the Company borrowed an additional $55,700 from an unrelated party.

On December 4, 2003, the Company issued 1,100,000 shares of common stock for services valued at $0.10 per share.